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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
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Date of Report (Date of Earliest Event Reported): August 1, 2002 (July 31, 2002)

                       Applied Graphics Technologies, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

              1-16431                                  13-3864004
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      (Commission File Number)              (I.R.S. Employer Identification No.)

450 West 33rd Street
New York, NY                                             10001
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(Address of Principal Executive offices)               (Zip Code)

                                 (212) 716-6600
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               (Registrant's Telephone Number, Including Area Code


                                 Not Applicable
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          (Former Name or Former Address, if changed Since Last Report)

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Item 5.           Other Events.

         As previously reported, Applied Graphics Technologies, Inc., a Delaware corporation (the "Company") commenced a tender offer on July 4, 2002 (the "Tender Offer") to purchase all of its outstanding 10% Subordinated Notes due 2005 (the "Notes") for an aggregate purchase price of $3,000,000. There are (pound)18,574,000 aggregate principal amount of Notes outstanding (or $28,936,000 based on the exchange rate on July 29, 2002). The Tender Offer was originally scheduled to expire on July 30, 2002, but the Company has extended the Tender Offer until August 27, 2002, as the minimum tender condition has not been satisfied. As a result of the Tender Offer being extended, the Company did not pay the semi-annual interest on the Notes, which was due July 31, 2002. The failure to pay the interest on the Notes does not constitute an event of default, which would allow the holders thereof to accelerate the Notes, until the expiration of a thirty (30) day grace period. The Company's senior lenders have waived any event of default under the Company's senior credit agreement resulting from any failure to pay the interest on the Notes.











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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

               APPLIED GRAPHICS TECHNOLOGIES, INC.


               By:     /s/ KENNETH G. TOROSIAN
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               Name:   Kenneth G. Torosian
               Title:  Senior Vice President and Chief Financial Officer


Date:   August 1, 2002.

















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